UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2010
STEWART INFORMATION SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-02658 (Commission File Number)	74-1677330 (IRS Employer Identification No.)
1980 Post Oak Blvd, Houston, Texas 77056
(Address Of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (713) 625-8100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 30, 2010, Stewart Information Services Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to vote on the following proposals:
1. Election of five of the Company’s nine directors by the Company’s common stockholders and election of the remaining four of the Company’s nine directors by the Company’s Class B common stockholders;
2. Approval of the issuance of shares of the Company’s common stock upon conversion of the Company’s 6.00% Convertible Senior Notes;
3. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance of shares of preferred stock; and
4. Ratification of the appointment of KPMG LLP as the Company’s independent auditors for 2010.
At the Annual Meeting, 15,271,992 shares of Company common stock were present in person or by proxy and 1,050,012 shares of Company Class B common stock were present in person or by proxy. The following table lists the final voting results for the Annual Meeting:

					Broker
	For	Against	Withheld	Abstentions	Non-Votes
Election of Directors by Common Stockholders
Catherine A. Allen	6,260,602		6,420,753		2,590,637
Robert L. Clarke	6,260,305		6,421,050		2,590,637
Dr. E. Douglas Hodo	12,060,321		621,034		2,590,637
Laurie C. Moore	12,102,599		578,756		2,590,637
Dr. W. Arthur Porter	5,964,426		6,716,929		2,590,637

Election of Directors by Class B Common Stockholders
Thomas G. Apel	1,050,012		0
Paul W. Hobby	1,050,012		0
Malcolm S. Morris	1,050,012		0
Stewart Morris, Jr.	1,050,012		0

Approval of Issuance of Common Stock Upon Conversion of 6.00% Convertible Senior Notes	13,150,671	507,420		73,275	2,590,637

Approval of Authority to Issue Preferred Stock	10,585,381	3,125,933		20,052	2,590,637

Ratification of KPMG LLP	16,134,700	117,673		69,629
Based on the foregoing results, each common stockholder director nominee and each Class B common stockholder director nominee was elected by a plurality vote, which is the voting standard in the Company’s bylaws. In addition, each of the other proposals were approved by the Company’s common stockholders and Class B common stockholders voting together as a single class.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION
By:	/s/ J. Allen Berryman
J. Allen Berryman, Executive Vice President,
Secretary, Treasurer and Principal Financial Officer

Date: May 5, 2010